UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
March 26, 2014

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. The meeting will be held as a virtual meeting on Thursday, May 8, 2014. The meeting will begin at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. You will be able to attend the annual meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NMIH when you enter the 12-digit Control Number provided to you by NMI Holdings, Inc. on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Prior to and during the meeting you may vote on the proposals described in this proxy statement (the "Proxy Statement"). Your vote is important. Even if you plan to participate in the meeting, we encourage you to vote as soon as possible over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote online during the meeting until voting is closed.
The accompanying Notice of 2014 Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders at the meeting and includes important information about the meeting and the voting process.
Sincerely,
Bradley M. Shuster
Chairman, President and
Chief Executive Officer

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NMI Holdings, Inc.:
The 2014 Annual Meeting of Stockholders ("Annual Meeting") of NMI Holdings, Inc. (“NMI”) will be held as a virtual meeting on Thursday, May 8, 2014, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time, to vote on the following matters:

1.	the election of seven directors to the board of directors to serve until the 2015 Annual Meeting;

2.	the approval of NMI Holdings, Inc.'s 2014 Omnibus Incentive Plan;

3.	the ratification of the appointment of BDO USA, LLP as NMI’s independent registered public accounting firm for the year ending December 31, 2014; and

4.	any other matters that properly come before the Annual Meeting.
You will be able to attend the Annual Meeting via live audio webcast and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH when you enter your 12-digit Control Number provided to you by NMI Holdings, Inc. on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.
The record date for the Annual Meeting is March 13, 2014. Only stockholders of record at the close of business on that date are entitled to notice and to vote. Each stockholder of record will be entitled to one vote for each share that it held on the record date.
Beginning on March 26, 2014, we will mail to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.
Your vote is important. Whether or not you expect to attend the Annual Meeting via the live audio webcast, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote again in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors
Bradley M. Shuster
Chairman, President and
Chief Executive Officer

March 26, 2014

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
PROXY STATEMENT
This proxy statement is delivered in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NMI Holdings, Inc. for use at our 2014 Annual Meeting of Stockholders ("Annual Meeting"), to be held as a virtual meeting on Thursday, May 8, 2014, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH when you enter your 12-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described in this proxy statement as described below. In this proxy statement we sometimes refer to NMI Holdings, Inc. as “NMI,” “the Company,” “we,” "our" or “us.”
This proxy statement and form of proxy card is first being sent to stockholders on March 26, 2014 in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2014 Annual Meeting of Stockholders ("Notice of Meeting") accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING AND PROXY STATEMENT
What Is the Purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the seven directors named in this proxy statement, approval of the Company's 2014 Omnibus Incentive Plan and the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014.
Who Is Entitled to Notice of and to Vote at the Annual Meeting?
Only stockholders of record at the close of business on March 13, 2014, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 58,067,326 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Consequently, our stockholders generally will not receive paper copies of our proxy materials unless they request them. Beginning on or about March 26, 2014, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) containing instructions on how to access this proxy statement and our Annual Report via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and lessen the harmful environmental impacts of our annual stockholders’ meetings.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Pursuant to rules adopted by the SEC, we are delivering a single copy of the Availability Notice and, if applicable, proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. The householding process will save money on the cost of printing and mailing documents to you and reduce the impact of our annual stockholders’ meetings on the environment. Stockholders who participate in householding will continue to be able to receive separate proxy cards and vote separately. Upon request, we will deliver promptly a separate copy of the Availability Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you would like to receive a separate copy, please send a request to the Corporate Secretary at our executive offices. If your shares are held of record by a broker, bank or other nominee, please contact that record holder to request information about householding.

How Do I Attend the Annual Meeting?
As permitted by Delaware law and our Amended and Restated Bylaws (the “Bylaws”), the Company’s Annual Meeting will be held solely as a virtual meeting live via the Internet. The meeting will not be held at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company’s virtual meeting website at www.virtualshareholdermeeting.com/NMIH on Thursday, May 8, 2014, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 12-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your personal, unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
How Do I Vote My Shares?
If you were a registered stockholder on the record date, you may vote your shares of Class A common stock by visiting the Company’s online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 12-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your personal, unique Control Number allows us to identify you as a stockholder, and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time, on March 27, 2014. Voting on the online voting website or by telephone will close promptly at 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time, on Wednesday, May 7, 2014. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described above. After voting is closed, you will no longer have the ability to vote your shares.
If you are a registered stockholder as of the record date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our Class A common stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.
If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How Are Votes Counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that “ABSTAIN” and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the seven director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Under our Bylaws, the approval of NMI Holdings, Inc.'s 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.

Under our Bylaws, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
Who Will Count the Votes?
Broadridge Financial Solutions, Inc. ("Broadridge") will act as the inspector of elections and will tabulate the votes.
How May I Access the Stockholder List?
Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each of the stockholders of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH when you enter your 12-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I Change My Vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Secretary at our executive offices.
How Does the Board Recommend that I Vote?
The Board recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" approval of the Company's 2014 Omnibus Incentive Plan (Item 2); and
"FOR" the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Item 3).
Will Any Other Items Be Acted upon at the Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy card will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
We currently qualify as an emerging growth company under the Jumpstart Our Business Startups Act and, as such, we are exempt from the requirement to hold an advisory vote on executive compensation and the requirement to hold an advisory vote on the frequency of holding such advisory votes on executive compensation. We became a public company during the fourth quarter of 2013. Given our short history as a public company, the Board believes it is appropriate to take advantage of this exemption for 2014.
What Is the Deadline for Submission of Stockholder Proposals and Director Nominees for the Next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2015 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2015 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to November 26, 2014. If, however, the 2015 annual meeting is more than 30 days before or after the anniversary date of the 2014 Annual Meeting, then the deadline for shareholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2015 proxy statement and to be acted upon at our 2015 annual meeting shall be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2015 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, written copies of which are available on our website at www.ir.nationalmi.com/governance.cfm. Such notice must be delivered to the

Corporate Secretary no earlier than the close of business on January 8, 2015 and no later than the close of business on February 7, 2015. If, however, the date of the 2015 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2014 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2015 annual meeting or, if the first public announcement of the date of the 2015 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement). The notice must comply with the disclosure requirements set forth in our Bylaws.
Who Bears the Cost of this Solicitation?
The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials, and all costs of solicitation of proxies from our stockholders.
Who Should I Contact with Additional Questions?
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact Jay Sherwood at (510) 858-0400 or by email at jay.sherwood@nationalmi.com.

ITEM 1 - ELECTION OF DIRECTORS
Our Bylaws provide that the number of members of our Board will be determined from time to time by resolution of the Board. The Board currently consists of seven members.  Upon election, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
The Board, upon the recommendation of the Governance and Nominating Committee of the Board, has nominated Bradley M. Shuster, Michael Embler, James G. Jones, Michael Montgomery, John Brandon Osmon, James H. Ozanne and Steven L. Scheid for re-election to the Board to serve for one year, until our 2015 Annual Meeting of Stockholders.
Information about Our Directors
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company’s annual meeting of stockholders. The Board believes that the members of the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company’s activities.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, written copies of which are posted on our website at www.ir.nationalmi.com/governance.cfm. The Company believes that each director nominee should:

•	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

•	maintain a genuine interest in the Company and the recognition that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;

•	have financial services industry experience gained through senior management or board of director service;

•	have prior board experience, either as a director of a public company or as both an executive officer of a public company and a director of a privately held company;

•	not serve on more than three other boards of directors of public companies;

•	meet the independence requirements under both NASDAQ and New York Stock Exchange (“NYSE”) standards (other than our management directors);

•	have the ability and be willing to spend the time required to function effectively as a director;

•	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and

•	possess independent opinions and be willing to express them in a constructive manner.
In addition, our Corporate Governance Guidelines provide that a majority of our directors must be independent.
The following provides biographical information about each of our director nominees. In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the above-listed criteria and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private mortgage insurance industry.
Bradley M. Shuster, Chairman of the Board, President and Chief Executive Officer
Mr. Shuster, 59, serves as Chairman of our Board and our Chief Executive Officer, positions he has held since April 2012. With Mr. Shuster's extensive experience developing and operating MI companies and insurance industry background, we believe he is qualified to serve as Chairman of our Board and as our Chief Executive Officer. From 2008 to 2011, Mr. Shuster has held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. ("PMI") from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Mr. Shuster was responsible for PMI's international operations, coordinating both acquisitions and de novo operations in diverse markets including Australia, Canada, Europe and Hong Kong. Prior to leaving PMI, Mr. Shuster was instrumental in the sale of PMI's Australian operations to QBE Group, a global insurance company, for approximately $1 billion. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from The University of California, Berkeley and an M.B.A. from The University of California, Los Angeles.
Steven L. Scheid, Lead Director
Mr. Scheid, 60, has served as a member of our Board sinceApril 2012. A veteran financial industry executive with over 35 years of experience, Mr. Scheid has a deep expertise in finance, retail strategies, risk management and investment services, and we believe he is qualified to serve on our Board. He has served on the board of Blue Nile Company, an online retailer of diamonds and fine jewelry, since 2007. Mr. Scheid formerly served on the boards of Janus Capital Group Inc., a global investment firm, from 2002 to 2012 and The PMI Group, Inc. from 2002 to 2009. Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from, 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
Michael Embler, Director
Mr. Embler, 49, has served on our Board since July 2012. Mr. Embler has over 20 years of experience in investments and financial markets. Mr. Embler also serves on the boards of CIT Group (from 2009), American Airlines Group (from 2013) and The Corlears School (from 2008), a non-profit institution. Previously, he was on the boards of Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), Kindred Healthcare (2001-2008), and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from October 1992 until May 2001, he was with Nomura Holdings America. In his role as managing director from 2000 until 2001, Mr. Embler managed a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Based on Mr. Embler's extensive financial industry background, we believe he is qualified to serve on the Board.
James G. Jones, Director
Mr. Jones, 65, has served on our Board since July 2012. He has been the chairman and chief executive officer of AccountNow, Inc., a leading internet prepaid card issuer, since January 2010. Mr. Jones also serves as an independent director on the boards of Advanced Payment Solutions (from 2004), Bora Payment Systems (from 2009), and Community Lend (from 2008), and has previously served on the boards of Visa USA, E- Loan, Inc., BA Merchant Services, DebtMarket, Residential Capital, LLC, and Bank of America, NA. Previously in his career, he has held senior executive positions for major banks and financial services companies. From May 1992 to September 2000, Mr. Jones served as the group executive vice president for consumer credit and subsequently as president of direct banking at Bank of America. He was a vice chairman at Providian Financial Services from September 2000 to June 2003. He was a senior executive vice president with Universal Savings Bank from November 2004 until March 2006. He subsequently served as chief executive officer of Aegis Mortgage from October 2006 to February 2007, after which he served as the chief executive officer at GMAC Residential Capital, a major participant in US residential finance, from February 2007 to August 2008. Mr. Jones also directed consumer finance business lines at Citicorp (1974 to 1978), Crocker National Bank (1978 to 1983) (including mortgage servicing), and Wells Fargo (1983 to 1992) (including residential finance). Mr. Jones holds a B.A. in psychology from Washburn University, an M.A. in industrial psychology from the University of Nebraska at Omaha and an M.B.A. from the University of Kansas. With Mr. Jones' more than 35 years of executive experience in commercial banking, consumer lending, payment processing and related financial services, we believe he is qualified to serve on our Board.

Michael Montgomery, Director
Mr. Montgomery, 58, has served on our Board since July 2012. He has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 until 2012. In April 2013, Mr. Montgomery joined Glendon Capital Management as its chief compliance officer. From July 2010 until April 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC. Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc. the top-tier U.S. holding company for Barclays from 2003 until 2010, and has significant experience as an audit committee member. From July 2006 to July 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 until 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center. Mr. Montgomery has over 26 years of experience working at global commercial and investment banks, and we believe he is qualified to serve on our Board.
John Brandon Osmon, Director
Mr. Osmon, 38, has served on our Board since July 2012. He has nearly 15 years of experience in structured finance, consumer and mortgage credit, and we believe he is qualified to serve on our Board. Mr. Osmon is a senior managing director at Hayman Capital Management, LP, where he is responsible for the firm's investments in mortgage-backed securities and financial institutions. Prior to joining Hayman in September 2007, Mr. Osmon served as a senior vice president at Countrywide Financial Corporation from January 2005 until September 2007, where he managed the company's asset-backed commercial paper programs and secured warehouse lines of credit. His responsibilities included structuring the company's facilities, legal documentation and rating agency negotiations. Mr. Osmon also assisted in liquidity forecasting at Countrywide. Previously, from September 2000 until January 2005, Mr. Osmon managed the conduit finance, securitization modeling and derivatives groups at AmeriCredit Corp. He was also responsible for modeling all current and prospective term securitizations at AmeriCredit and assisted in structuring the company's short-term asset-backed financing programs. Mr. Osmon received a degree in Business Administration with a concentration in finance from the University of Texas.
James H. Ozanne, Director
Mr. Ozanne, 70, has served on our Board since April 2012. With over 40 years of experience in the financial services industry, including senior level executive positions at several leasing, rental, and consumer finance businesses, we believe Mr. Ozanne is qualified to serve on our Board. Since 2012, Mr. Ozanne has been a director of United Rentals, Inc. He has been a director of ZBB Energy, a manufacturer of specialized batteries and alternative energy electrical equipment, since 2011. From 2007 to 2012, he served as a director (lead director 2010 to 2012) of RSC Holdings, Inc., a nationwide equipment rental company. From 1989 to 2009 he served as a director of Financial Security Assurance Holdings Ltd., a provider of guaranty insurance on municipal bonds and other public finance projects. Mr. Ozanne was also a director at Distributed Energy Systems Corp., a company that created and delivered wind and hydrogen power solutions from 2002 to 2009. From 1983 to 1989, Mr. Ozanne served as executive vice president of GE Capital Corporation and was responsible for the consumer finance and operating lease/asset management business units. He served as chief executive officer and chief financial officer of North American Car Corporation, the railcar leasing subsidiary of Flying Tiger Lines, from 1975 to 1983. Mr. Ozanne holds a B.S. from DePaul University and is a director of the Appalachian Mountain Club.
Stockholder Vote Required
Directors are elected by a plurality of the votes cast. Accordingly, the seven director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Board Recommendation
The Board unanimously recommends that you vote for each of the director nominees.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board oversees the management of the Company and our business. The Board selects our Chief Executive Officer and in conjunction with our Chief Executive Officer selects the rest of our senior management team, which is responsible for operating our business.
The Board held six meetings during 2013. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served during 2013. Our policy is that all of our directors are expected to attend our annual stockholder meeting. Six of our seven directors attended the Company’s 2013 Annual Stockholder Meeting.
Board Leadership
Mr. Shuster serves as Chairman of the Board and Chief Executive Officer. The Board believes that we and our stockholders are best served at this time by this leadership structure, in which a single leader serves as Chairman and Chief Executive Officer. Combining the roles of Chairman and Chief Executive Officer makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and Chief Executive Officer chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the Chief Executive Officer is the individual with primary responsibility for developing our strategy, directing the work of other officers and leading implementation of our strategic plans as reviewed by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to stockholders, and enables the Chief Executive Officer to act as the key link between the Board and other members of management. In addition, the Board believes that having a combined Chairman and Chief Executive Officer is appropriate for us at this time because of Mr. Shuster’s familiarity with our business and history of outstanding leadership at the Company as well as with other organizations prior to the Company’s formation.
Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012. The Lead Director’s responsibilities include:

•
acting as the primary contact between the Company and the independent directors, undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;

•	assisting the Chairman of the Board, as necessary with conducting Board meetings;

•	preparing agenda items for meetings of the Board and any committees thereof; and

•	such other duties as the Board may from time to time assign to the Lead Director.
The Board believes that a single leader serving as Chairman and Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board and the Company at this time.
Communicating with the Board
Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Board Committees
The Board has four committees: Audit; Compensation; Governance and Nominating; and Risk. Information regarding these committees, in each case describing the committees’ purposes, responsibilities and authority, is provided below. Written copies of the charters of each of these committees are available on our website at ir.nationalmi.com/governance.cfm or we will send copies to any stockholder who submits a written request to our Secretary.
Audit Committee
The members of the Audit Committee are Messrs. Embler, Montgomery and Osmon, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the NASDAQ. Mr. Embler is the chairperson of the Audit Committee and each member of the Audit Committee also serves as a “financial expert” to our Audit Committee as that term is defined in SEC rules. The Audit Committee met eight times in 2013.

The Audit Committee is responsible for, among other things, monitoring:

•	the integrity of the financial statements of the Company;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent auditors;

•	the Company’s system of disclosure controls and system of internal controls over financial reporting; and

•	the Company’s compliance with legal and regulatory requirements.
Audit Committee Report
Before our Annual Report on Form 10-K for the year ended December 31, 2013 was filed with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2013 and the notes thereto and other financial information included in the report, including the section of the report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2013, the matters required to be discussed by PCAOB Auditing Standard 16 including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
Members of the Audit Committee
Michael Embler (Chairperson)
Michael Montgomery
John Brandon Osmon
Compensation Committee
The members of the Compensation Committee are Messrs. Ozanne, Embler and Scheid, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the NASDAQ. Mr. Ozanne is the chairperson of the Compensation Committee. The Compensation Committee met seven times in 2013.
The Compensation Committee is responsible for, among other things:

•
overseeing our executive compensation program, including approving corporate goals relating to compensation for our Chief Executive Officer and other senior executives and determining the annual compensation of our Chief Executive Officer and other senior executives;

•	reviewing and approving the compensation policy recommended by management with respect to other employees;

•	determining, subject to ratification by our independent directors, the compensation of our independent directors;

•
evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our Chief Executive Officer, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;

•	reviewing and approving incentive and equity-based compensation plans and grants; and

•
preparing the Compensation Committee Report and reviewing the Compensation Discussion and Analysis included in our proxy statement, to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we currently qualify as an emerging growth company under the Jumpstart Our Business Startups Act.

The Compensation Committee has authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC ("Semler Brossy"), an independent compensation consultant, to assist it in fulfilling its responsibilities. During 2013, Semler Brossy advised the Compensation Committee regarding executive and Board compensation, equity award design, and trends in executive and board compensation.

Governance and Nominating Committee
The members of the Governance and Nominating Committee are Messrs. Scheid, Jones and Ozanne, each of whom qualifies as an “independent” director under our Corporate Governance Guidelines and applicable rules and regulations of the NASDAQ. Mr. Scheid is the chairperson of our Governance and Nominating Committee. The Governance and Nominating Committee met four times in 2013.
The Governance and Nominating Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members, and recommending to the Board nominees for election for the next annual meeting of stockholders;

•	reviewing the qualifications and independence of the members of the Board and its committees on a regular periodic basis;

•
recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;

•	leading the Board in its annual review of the Board’s performance; and

•	recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company’s nominees for the Board under the criteria described above under “Election of Directors-Information about Our Directors.” The Governance and Nominating Committee will consider recommendations from stockholders regarding director candidates that are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.
Risk Committee
The members of the Risk Committee are Messrs. Jones, Montgomery and Osmon, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the NASDAQ. Mr. Jones is the chairperson of our Risk Committee. The Risk Committee met four times in 2013.
The Risk Committee is responsible for oversight of management’s operation of the Company’s mortgage insurance business and the management of the Company’s investment portfolio, including, among other things:

•	monitoring the performance of the Company's insured books of business and the principal factors affecting performance;

•	discussing, reviewing and monitoring the Company’s mortgage insurance products, including premium rates, underwriting guidelines and returns;

•	reviewing and approving the Company’s investment policy and reviewing the performance of the investment portfolio;

•
reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company’s relationships with residential mortgage lenders and investors; and

•	assisting the Board in its oversight of the Company’s risk management policies, procedures and processes.
Board Oversight of Risk
Our senior management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the Board. The Board committees play significant roles in carrying out the risk oversight function.

•
The Audit Committee oversees our processes for assessing risks and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management and the independent registered public accounting firm. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create or otherwise give the impression of a conflict of interest that could result in harm to us.

•	The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

•
The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company’s Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.

•	The Risk Committee oversees risks related to our mortgage insurance business and investment portfolio.
We believe that our leadership structure, discussed in “- Board Leadership” above, supports the risk oversight function of the Board. We have a combined Chairman of the Board and Chief Executive Officer that keeps the Board informed about the risks facing us. In addition, independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication between senior management and directors.
Corporate Governance Guidelines and Business Conduct Policy
The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Corporate Governance Guidelines cover the Board’s membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive session outside the presence of members of our management at least once per year, and the Lead Director presides over these sessions (unless the Lead Director delegates such responsibility to another independent director). See “- Board Leadership” above, for information regarding the Lead Director’s responsibilities and authority.
The Corporate Governance Guidelines also provide that a director must submit a letter of resignation the day before the Company’s annual meeting of stockholders following the attainment by the director of age 72, which letter of resignation the Board has discretion to accept or reject. In any event, a director must retire upon the attainment of age 74. The Corporate Governance Guidelines also provide that a director who discontinues his or her employment affiliation held at the time of election to the Board must offer to resign from the Board, after which the Governance and Nominating Committee will determine the appropriateness of continued service by such director. The Corporate Governance Guidelines further state that directors must accumulate (including through equity grants) over the initial three years of service as a director shares of the Company’s common stock with a value (based on the value of the shares at the time of acquisition) of at least $100,000.
Our Board has adopted a code of business conduct and ethics (the “Business Conduct Policy”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. If we amend or grant any waiver from a provision of our Business Conduct Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. In addition, written copies of the Corporate Governance Guidelines and the Business Conduct Policy are available on our website at ir.nationalmi.com/governance.cfm or we will send them to any stockholder who submits a written request to our Secretary.
Director Independence
Our Corporate Governance Guidelines regarding director independence are generally consistent with the applicable rules and regulations of the NASDAQ. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply NASDAQ independence requirements. Our Board has determined that all of the current members of the Board, except Mr. Shuster, our Chief Executive Officer, are “independent” under the applicable rules and regulations of NASDAQ as well as our Corporate Governance Guidelines.

Related Person Transactions
In addition to the director and executive officer compensation arrangements discussed below under “- Compensation of Named Executive Officers and Directors,” the following is a summary of the material provisions of various transactions that we have entered into with our executive officers, director nominees, five percent or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2013. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.
Registration Rights Agreement
Concurrently with the consummation of the private placement of our Class A common stock in April 2012 (the “Private Placement”), we entered into a registration rights agreement for the benefit of our stockholders, which includes certain of our officers and directors, as well as our five percent or greater stockholders, with respect to our common stock sold in the Private Placement (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, we agreed, at our expense, to file with the SEC within six months following receipt of the approval of the Federal National Home Mortgage Association and Federal Home Loan Mortgage Corporation in January 2013 permitting us to write private mortgage insurance (the “GSE Approval”) a shelf registration statement registering the resale of shares of our common stock sold in the Private Placement, plus any additional shares of common stock issued in respect thereof whether by share dividend, share distribution, share split or otherwise (collectively the "registrable shares") (the “shelf registration statement”). The shelf registration statement was initially filed with the SEC on June 21, 2013. We further agreed to cause the shelf registration statement to be declared effective by the SEC as soon as practicable but in any event within six months after the initial filing of the shelf registration statement. The shelf registration statement was declared effective by the SEC on December 6, 2013.
We have a number of continuing obligations under the Registration Rights Agreement, including the obligation to keep the shelf registration statement effective for a specified period of time. In fulfilling its obligations under the Registration Rights Agreement, the Company has incurred legal and filing fees of approximately $1.65 million.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written policy concerning related party transactions. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, will not be permitted to enter into a related party transaction with us in excess of $120,000 without the consent of our Audit Committee. Any request for us to enter into such a transaction, where any such party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee, which will review and approve or disapprove such proposed transaction.

EXECUTIVE OFFICERS
The following information is provided with respect to each of our current executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Bradley M. Shuster, Chairman of the Board, President and Chief Executive Officer
Information about Mr. Shuster is provided above in “Item 1 - Election of Directors - Information about Our Directors.”
Patrick Mathis, Executive Vice President and Chief Risk Officer
Mr. Mathis, 53, has served as our Executive Vice President and Chief Risk Officer since 2012, overseeing and managing risk and internal audit for NMI. He has over 25 years of experience in the insurance, mortgage and financial industries, including executive level positions in the areas of risk and credit management. Prior to NMI, Mr. Mathis served as senior vice president, head of credit risk management for PMI Mortgage Insurance Co., ("PMIC") from January 2009 to May 2012. In that capacity, he managed loss reserving, credit policy formulation and quality control for PMIC underwriters as well as for loans underwritten by customers on a delegated basis. Previously, from January 2005 to December 2008, Mr. Mathis served as senior vice president, chief risk officer at PMI Capital Corporation. In that role, he held oversight responsibility for international mortgage insurance subsidiaries in Australia, Europe, Hong Kong and Canada. Earlier in his career, Mr. Mathis held executive roles in credit and insured portfolio management at XL Capital Assurance and MBIA, Inc. Mr. Mathis holds a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from the University of Texas-Austin.
Claudia J. Merkle, Executive Vice President and Chief of Insurance Operations
Ms. Merkle, 55, has served as our Executive Vice President and Chief of Insurance Operations since 2013. Ms. Merkle joined NMI in May 2012 as its Senior Vice President of Underwriting Fulfillment and Risk Operations. In her current role, she oversees insurance operations, underwriting fulfillment, risk operations, policy and default servicing and quality assurance. A seasoned mortgage industry executive, Ms. Merkle draws on 25 years of experience in mortgage banking, mortgage insurance, business development and operations. Prior to NMI, Ms. Merkle served as vice president of national and regional accounts, risk and operations at PMIC, from 1996 to 2012. She has held previous executive leadership positions within the mortgage banking and mortgage insurance industries, including both national and regional business development, operations and risk management. Earlier in her career, Ms. Merkle served as vice president, regional manager at Meridian Mortgage, from 1990 to 1996, managing retail mortgage originations. She also held roles at Wachovia Bank in training, retail mortgage origination, underwriting, operations and Community Reinvestment Act lending. Ms. Merkle holds a B.S. in management from the Wharton School of Business, University of Pennsylvania.
Stanley M. Pachura, Executive Vice President and Chief Information Officer
Mr. Pachura, 60, has served as our Executive Vice President and Chief Information Officer since 2012. He provides creative and operational direction for the Company's information technology platform, which supports the Company's innovative and strategic vision. He is a seasoned executive with over 30 years of managerial and technical experience in the banking, mortgage banking and mortgage insurance industries. Prior to NMI, Mr. Pachura was senior vice president and chief information officer for PMIC from 2008 to 2012. In that role, he was responsible for all information technology functions for PMIC, including internal information services, e-commerce, and customer technology activities. Prior to that, he served as PMIC's senior vice president and chief technology officer from 2005 to 2008, during which he managed and directed all database, network and data center operations for the corporation. During his tenure at PMIC, Mr. Pachura also held other key roles, including in customer technology licensing, internet e-business, mergers and acquisitions, business intelligence and infrastructure and operations. Previously, Mr. Pachura was a manager with Key Services Inc./Goldome Realty Credit Corp. from 1983 to 1995 and an information systems consultant with Dataware, Inc. from 1973 to 1983. Mr. Pachura is president of the board of directors for the Greater Bay Area Chapter of the Juvenile Diabetes Research Foundation (JDRF).
Peter C. Pannes, Executive Vice President and Chief Sales Officer
Mr. Pannes, 49, has served as our Executive Vice President and Chief Sales Officer since 2012. He oversees sales and marketing at NMI and is responsible for business development strategy and execution, including marketing and product development and sales operations and analytics. Mr. Pannes has 24 years of experience in the mortgage insurance and banking industries and has held executive positions at leading mortgage insurance companies. Prior to NMI, Mr. Pannes served in various executive positions at PMIC. From 2006 until 2011, he led the mortgage insurance production team as PMIC's senior vice president of field sales and national accounts, and from late 2004 to 2006, he was vice president of field sales and oversaw a number of select national accounts. Previously, from 2000 to 2004, Mr. Pannes served as senior vice president and general manager at CMG

Mortgage Insurance Company ("CMG"), a joint venture between PMIC and CUNA Mutual Group. At CMG, he originally held leadership positions in sales and production. In subsequent assignments, Mr. Pannes was responsible for CMG's operations, loss mitigation, underwriting, claims and servicing. Late in 2011, Mr. Pannes was asked to temporarily return to CMG to rebuild and repair operational inefficiencies. In that role, he was responsible for servicing, claims, operations, and credit policy. He held this position for six months before joining NMI. Mr. Pannes also held management committee, finance committee (intermittently), and board of director positions for CMG from 2005 until his departure in 2012. Mr. Pannes holds a B.S. in purchasing and materials management from Arizona State University and has completed postgraduate business courses at the University of Chicago and Northwestern University's Kellogg School of Management. He is a graduate of the Mortgage Bankers Association School of Mortgage Banking.
John (“Jay”) M. Sherwood, Jr., Executive Vice President and Chief Financial Officer
Mr. Sherwood, 44, has served as our Executive Vice President and Chief Financial Officer since 2012. Mr. Sherwood previously was a managing director at Eastbourne Capital Management, L.L.C., a private investment manager, from 2005 to 2010. In that role, he assisted in managing a $3 billion equity hedge fund and helped to grow the firm's assets through successful investments and by expanding its investor base. Prior to that, Mr. Sherwood served as managing director at Robertson Stephens Investment Management and, subsequently, RS Investments, a mutual fund manager, from 1995 to 2005, where he was a securities analyst and co-portfolio manager of two mutual funds. From 1993 to 1995, Mr. Sherwood was a staff accountant and senior auditor for Deloitte LLP. He holds a B.A. from the University of California, Los Angeles.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned during the fiscal years ended December 31, 2013 and December 31, 2012 for our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers on December 31, 2013. Throughout this section, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	NMI Pre-Capitalization Consulting Fee(1)	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Bradley M.Shuster, President and Chief Executive Officer	2013	$—	$585,000	$1,458,000	$883,350	$607,998	$—	$25,600	$3,559,948
	2012	$226,323	$163,692	$452,623	$5,041,575	$3,521,100	$—	$—	$9,405,313
John(Jay) M. Sherwood, Jr., Chief Financial Officer	2013	$—	$393,333	$972,000	$418,175	$270,221	$—	$25,600	$2,079,329
	2012	$226,323	$163,692	$301,749	$2,520,788	$1,760,550	$—	$—	$4,973,102
Stanley M. Pachura, Chief Information Officer	2013	$—	$345,417	$344,100	$8,679	$137,926	$—	$20,000	$856,122
	2012	$32,129	$163,692	$198,023	$95,060	$683,520	$—	$—	$1,172,424

(1)
The named executive officers were paid as consultants to the Company prior to its capitalization in April 2012. Amounts shown include consulting fees earned during 2011 and 2012. The entire amounts shown were paid in 2012 upon capitalization.

(2)
For Mr. Shuster and Mr. Sherwood, the 2013 bonus amount includes (i) the GSE Approval bonus, (ii) the bonus for filing a registration statement and (iii) the bonus for the effectiveness of the registration statement, each of which was $300,000 for Mr. Shuster and $200,000 for Mr. Sherwood (for a total of $900,000 and $600,000, respectively) and paid in 2013. For Mr. Pachura, the bonus amount includes a GSE Approval bonus of $100,000 that he was paid in 2013. These bonuses are further described below in "- Employment Agreements and Letter Agreement." The 2013 bonus amount also includes each named executive officer's 2013 annual incentive bonus that was earned in 2013 but paid in 2014.

(3)
The amounts in this column reflect the grant date fair value of the restricted stock units ("RSUs") awarded to our named executive officers, which is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). All of the RSUs awarded to our named executive officers in 2012 were initially granted with vesting conditions based on stock-price performance. In 2013, as discussed below, the vesting conditions of RSUs granted in 2012 were modified so that two-thirds of the RSUs granted in 2012 vest based on stock-price performance conditions and one-third of the RSUs granted in 2012 vest based on the passage of time. As a result of this modification, there was an incremental increase in fair value of $1.86 per modified share with respect to such RSUs, which is reflected in this column for 2013 and further described in the table below under the heading "- Equity Awards Granted to Named Executive Officers in 2013." All of the RSUs awarded to our named executive officers in 2013 are time-vested. The amounts included in this column for the time-vested RSU awards granted in 2013 are based on the fair value of our stock on the date of grant. The amounts included in this column in 2012 for the RSU awards subject to performance-based vesting conditions are calculated using a Monte Carlo Simulation model based on the average outcome of 150,000 simulations using the assumptions set forth in Note 11, “Share-Based Compensation” of our consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013. The grant date fair value of the performance shares does not correspond to the actual value that may be recognized by each of the named executive officers with respect to these awards, which may be higher or lower based on the Company’s performance and stock price fluctuations. Under FASB ASC Topic 718, the vesting condition related to the performance shares granted to named executive officers is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.

(4)
The amounts included in this column reflect the grant date fair value of stock option awards granted to our named executive officers in 2012 and 2013. The grant date fair value was determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options is estimated using the Black-Scholes option pricing model. See Note 11, “Share-Based Compensation” of our consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 for an explanation of the assumptions made in valuing these awards.

(5)
Amounts shown represent payments made to each of the named executive officers during 2013, which are intended to allow the named executive officers to avail themselves of a range of market competitive perquisites such as auto leasing, financial planning, tax preparation, estate planning, health assessments and club memberships, as discussed below in "- Other Compensation Programs and Practices."

Employment Agreements and Letter Agreement
In connection with our Private Placement in 2012, we entered into agreements with Messrs. Shuster, Sherwood, and Pachura. The following is a summary of the material terms of each such agreement.
Employment Agreement with Bradley M. Shuster
We entered into an employment agreement with Mr. Shuster, pursuant to which he serves as our President and Chief Executive Officer. The term of the employment agreement began on the closing of the Private Placement and ends three years from the date of GSE Approval (which occurred in January 2013) or, if later, two years following a “change in control” (which is substantially the same as the definition in the 2012 Stock Incentive Plan as discussed below under "Potential Payments Upon Termination of Employment or Change in Control - Change in Control") unless terminated earlier pursuant to the terms of the employment agreement. For the period between the closing of the Private Placement and the GSE Approval, Mr. Shuster was paid a base salary of $20,000 per month. Since the GSE Approval, Mr. Shuster's annual base salary has been $600,000, and during the employment period, he is eligible for an annual cash bonus, with a target annual bonus opportunity of 100% of his annual base salary and a guaranteed minimum annual bonus of 50% of his base salary for the year during which the GSE Approval was achieved, as well as lump sum cash bonuses of (i) $300,000 upon the achievement of the GSE Approval, (ii) $300,000 upon the filing of the registration statement registering the resale of the registrable shares and (iii) $300,000 upon the effectiveness of such registration statement, in each case within specified time periods (all of which were paid to Mr. Shuster in 2013). In addition, during the employment period, Mr. Shuster will receive employee benefits on a basis no less favorable than those provided to our other senior executives. We also granted Mr. Shuster certain equity awards under his employment agreement pursuant to our 2012 Stock Incentive Plan, which are described and quantified below under the heading “- Equity Awards Granted to Named Executive Officers in 2013.” In addition, Mr. Shuster is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a qualifying termination of employment within two years following a “change in control.” Please see below under “- Potential Payments Upon Termination of Employment or Change in Control” for a description of the severance benefits that Mr. Shuster would have been eligible to receive as of December 31, 2013.
Employment Agreement with John (Jay) M. Sherwood, Jr.
We entered into an employment agreement with Mr. Sherwood, pursuant to which he serves as our Chief Financial Officer. The term of the employment agreement began on the closing of the Private Placement and ends three years from the date of the GSE Approval or, if later, two years from a “change in control” unless terminated earlier pursuant to the terms of the employment agreement. For the period between the closing of the Private Placement and the GSE Approval, Mr. Sherwood was paid a base salary of $20,000 per month. Since the GSE Approval, Mr. Sherwood's annual base salary has been $400,000, and during the employment period, he is eligible for an annual cash bonus, with a target annual bonus opportunity of 100% of his annual base salary and a guaranteed minimum annual bonus of 50% of his base salary for the year during which the GSE Approval was achieved, as well as lump sum cash bonuses of (i) $200,000 upon the achievement of the GSE Approval, (ii) $200,000 upon the filing of the registration statement registering the resale of the registrable shares and (iii) $200,000 upon the effectiveness of such registration statement, in each case within specified time periods (all of which were paid to Mr. Sherwood in 2013). In addition, during the employment period, Mr. Sherwood will receive employee benefits on a basis no less favorable than those provided to our other senior executives. We also granted Mr. Sherwood certain equity awards under his employment agreement pursuant to our 2012 Stock Incentive Plan, which are described and quantified below under the heading “- Equity Awards Granted to Named Executive Officers in 2013.” In addition, Mr. Sherwood is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a qualifying termination of employment within two years following a “change in control.” Please see below under “- Potential Payments Upon Termination of Employment or Change in Control” for a description of the severance benefits that Mr. Sherwood would have been eligible to receive as of December 31, 2013.
Letter Agreement with Stanley Pachura
We entered into a letter agreement with Mr. Pachura, pursuant to which he serves as our Chief Information Officer, for a three-year term that commenced upon the closing of the Private Placement. For the period between the closing of the Private Placement and the GSE Approval, Mr. Pachura was paid a base salary of $20,000 per month. Since the GSE Approval, Mr. Pachura's annual base salary has been $350,000, and during the employment period, he is eligible for an annual cash bonus, with a target annual bonus opportunity of 75% of his annual base salary and a guaranteed minimum annual bonus of 50% of his annual base salary for the year during which the GSE Approval was achieved, as well as a lump sum cash bonus of $100,000 upon the achievement of the GSE Approval (which was paid to Mr. Pachura in January 2013). We also granted Mr. Pachura certain equity awards under his employment agreement pursuant to our 2012 Stock Incentive Plan, which are described and quantified below under the heading “- Equity Awards Granted to Named Executive Officers in 2013.” In addition, Mr. Pachura is eligible to receive certain severance benefits, including enhanced severance benefits in the event of a qualifying termination of employment within one year following a “change in control.” Please see below under “- Potential Payments Upon Termination of Employment or Change in Control” for a description of the severance benefits that Mr. Pachura would have been eligible to receive as of December 31, 2013.
Equity Awards Granted to Named Executive Officers in 2013

Name	Type of Award	Grant Date	Stock Awards	Option Awards (4)	Exercise price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
Bradley M.Shuster, President and Chief Executive Officer	Option Award	2/14/2013	0	133,333	$11.75	$4.56
	Stock Award	2/14/2013	36,000 (1)	0	$—	$11.75
	Stock Award (3)	2/14/2013	247,500 (2)	0	$—	$1.86
John(Jay) M. Sherwood, Jr., Chief Financial Officer	Option Award	2/14/2013	0	59,259	$11.75	$4.56
	Stock Award	2/14/2013	16,000 (1)	0	$—	$11.75
	Stock Award (3)	2/14/2013	123,750 (2)	0	$—	$1.86
Stanley M. Pachura, Chief Information Officer	Option Award	2/14/2013	0	30,247	$11.75	$4.56
	Stock Award (3)	2/14/2013	4,666 (2)	0	$—	$1.86

(1)	These RSU grants vest in 1/3 increments on the first, second and third anniversaries of the grant date.

(2)	These RSU grants vest in 1/2 increments on the second and third anniversaries of the grant date.

(3)
As discussed below, in February 2013, the vesting conditions of RSUs that had previously been granted in 2012 were modified. With this modification, the number of RSUs originally granted in 2012 did not change. As a result of the modification of the vesting conditions, there was an incremental increase in fair value per modified share with respect to such RSUs. The number of RSUs modified and the incremental increase in fair value per RSU is reflected in this row.

(4)	The stock option grants made in 2013 vest in 1/3 increments on the first, second, and third anniversaries of the grant date.

(5)
The amounts included in this column reflect the grant date fair value of stock option and RSU awards to our named executive officers in 2013. The grant date fair value was determined in accordance with FASB ASC Topic 718 as described in the Summary Compensation Table footnotes 3 and 4, above.

Modification of RSU Awards Granted in 2012 to Named Executive Officers
The RSUs awarded to our named executive officers in 2012 were initially granted with stock-price performance vesting conditions. In February 2013, the 2012 RSU awards were amended to provide that two-thirds of the RSUs continue to vest based on the achievement of performance conditions and one-third of the RSUs vest solely based on the passage of time. Accordingly, the RSUs granted to our named executive officers in 2012 (as amended to provide for time vesting of certain RSUs) will generally be subject to the following minimum vesting conditions (in each case, generally subject to continued service through the applicable vesting date):
100% of the RSU grants made in 2012 vest as follows:
Performance Vesting RSUs (“performance shares”), i.e. two-thirds of grant

◦	1/3 of the performance shares will vest when our stock price equals or exceeds $12.50 for a 30-day trading period;[1]

◦	1/3 of the performance shares will vest when our stock price equals or exceeds $14.00 for a 30-day trading period; and

◦	1/3 of the performance shares will vest when our stock price equals or exceeds $16.00 for a 30-day trading period.

Stock price for determining the vesting of performance shares will be determined based on the average closing price on NASDAQ for a consecutive 30-day trading period.
1In 2013 (prior to our initial public offering), our securities traded in the FBRPlusTM system. As of April 5, 2013, the average trading price of our securities in the FBRPlusTM system over the prior 30-day trading period equaled or exceeded $12.50 per share. As a result, the first tranche of performance shares issued to our named executive officers vested on April 5, 2013.
Time Vesting RSUs (“time-vested shares”), i.e. one-third of grant

◦	1/2 of the time-vested shares will vest on the second anniversary of the grant date; and

◦	1/2 of the time-vested shares will vest on the third anniversary of the grant date.

While the vesting of the equity awards granted to our named executive officers generally requires continued service through the applicable vesting date, in some instances the vesting of such equity awards will be accelerated upon a qualifying termination of employment or a change in control. For a further description of the treatment of equity upon certain qualifying terminations of employment or a change in control see “- Potential Payments Upon Termination of Employment or Change in Control” below.
Annual Bonus Plan
In order to motivate and reward our executive officers and to have a significant percentage of our executive officer compensation be performance based, we have established an annual bonus program with the payment of bonuses based upon the achievement of Company and individual performance goals. In 2013, the Company performance goals included, but were not limited to, operating, information technology and regulatory goals, all considered important to our success as an organization. These goals were developed by the executive management team and approved by the Compensation Committee of the Board during 2013. There is no specific weight given to any one performance goal, and our Compensation Committee has the flexibility to consider any or all of the performance goals as it determines appropriate throughout the year in reaching its final conclusion with respect to individual achievement under the annual bonus plan. The Compensation Committee approved a corporate performance factor relating to the annual bonus plan for 2013 of 93% of target. Additionally, individual performance factors for each named executive officer other than our chief executive officer were proposed to the Compensation Committee by our chief executive officer and approved by the Compensation Committee. Our chief executive officer's bonus payment was determined in the sole discretion of the Compensation Committee, after consideration of the Company's performance, his individual performance and in consultation with the Compensation Committee's independent adviser. The Compensation Committee determined the Company achieved the majority of the 2013 goals and, after evaluating the Company's and each named executive officer's performance, used its discretion to approve payment of bonuses to our named executive officers.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table provides information regarding outstanding equity interests held by each of our named executive officers as of December 31, 2013:

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Bradley M. Shuster	2012	302,500	605,000	—	$10.00	4/24/2022	—	—	577,500 (2)	$7,351,575
	2013	—	133,333	—	$11.75	2/14/2023	—	—	36,000 (3)	$458,280
John (Jay) M. Sherwood, Jr.	2012	151,250	302,500	—	$10.00	4/24/2022	—	—	288,750 (2)	$3,675,788
	2013	—	59,259	—	$11.75	2/14/2023	—	—	16,000 (3)	$203,680
Stanley M. Pachura	2012	59,334	118,666	—	$10.00	5/30/2022	—	—	10,889 (2)	$138,617
	2013	—	30,247	—	$11.75	2/14/2023	—	—	—	$—
(1)    Represents stock options that vest (subject to continued employment on the vesting date) as follows:
2012 Grant:

•	1/2 vest on the second anniversary of the grant date; and

•	1/2 vest on the third anniversary of the grant date.
2013 Grant:

•	1/3 vest on the first anniversary of the grant date;

•	1/3 vest on the second anniversary of the grant date; and

•	1/3 vest on the third anniversary of the grant date.
(2)    The shares reported in grant year 2012 represent RSUs that were granted in 2012 and outstanding as of December 31, 2013. 57% of these shares represent performance shares. As explained above under the heading "- Modification of RSU Awards Granted in 2012 to Named Executive Officers", these performance shares are scheduled to vest in 1/2 increments in the event that the Company achieves a stock price of $14.00 and $16.00, in each case, for a 30-day trading period. 43% of the shares reported in grant year 2012 represent shares that are time-vested and will vest in 1/2 increments on the second and third anniversaries of the grant date.
(3)    The shares reported in grant year 2013 represent RSUs that were granted in 2013 and outstanding as of December 31, 2013. These RSUs are scheduled to vest in 1/3 increments on the first, second and third anniversaries of the grant date.
(4)    The payout value is based on the $12.73 closing price of our common stock on NASDAQ on December 31, 2013 multiplied by the number of unvested RSUs as of December 31, 2013.
Other Compensation Programs and Practices
Retirement Plans and Other Benefit Plans
We did not offer a retirement plan in 2013. In 2014, we initiated a qualified defined contribution retirement plan.
Perquisites
Effective May 1, 2013, NMI has included in the compensation of each named executive officer a fixed amount annually to be used at the discretion of the executive officer. The additional compensation is intended to allow the named executive officers to avail themselves of a range of market competitive perquisites such as auto leasing, financial planning, tax preparation, estate planning, health assessments and club memberships.
Compensation Consultant
As discussed above under "Corporate Governance and Board Matters - Board Committees - Compensation Committee," the Compensation Committee determines executive compensation. The Compensation Committee, which is comprised entirely of independent directors, sets compensation policy and administers our executive compensation programs. The Compensation

Committee engaged Semler Brossy, an independent compensation consultant, to assist in determining executive and director compensation. In 2013, Semler Brossy assisted the Compensation Committee and our Board with determining compensation for non-employee members of our Board, benchmarking for our senior executive officers, peer group selection and long-term incentive award design. The Compensation Committee has assessed Semler Brossy’s independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that its work with the Company does not raise any conflict of interests.
Benchmarking and Peer Group
Semler Brossy provided the Compensation Committee with benchmarking information for certain senior executive officers, including our Chief Information Officer, Chief Risk Officer and Chief Sales Officer. Semler Brossy identified the following companies as part of the peer group:

XL Group Plc	MBIA Inc.
Fidelity National Financial Inc.	PHH Corp.
Ocwen Financial Corp	Radian Group Inc.
Assured Guaranty Ltd	Stewart Information Services Corp.
Genworth Financial Inc.	MGIC Investment Corp.
First American Financial Corp.	Nationstar Mortgage Holdings Inc.
Walker & Dunlop Inc.	HomeStreet Inc.
Fortegra Financial Corp	Old Republic International Corp
PMI Group Inc.

Semler Brossy constructed the peer group based on direct competitors and companies of similar size with generally similar businesses that recently became public (since April 2010), in addition to companies that the direct competitors use for their pay comparisons. It was determined that this group represented relevant comparators of executive compensation for NMI. Semler Brossy does not provide any services directly to the Company.
Potential Payments Upon Termination of Employment or Change in Control
Termination of Employment without Cause or Resignation with Good Reason
Shuster and Sherwood Employment Agreements and Equity Grants
If the employment of either Mr. Shuster or Mr. Sherwood is terminated (i) by us without “cause” or (ii) by the executive for “good reason” (each, a “Qualifying Termination”) during the employment period (but not within two years following a “change in control”), subject to his execution (other than upon his death) and non-revocation of a release of claims against us and our affiliated entities (a “termination release”), he will be entitled to be paid a lump sum cash amount equal to the sum of (1) any earned but unpaid base salary and earned but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which shall instead be paid in accordance with the applicable deferral arrangement) and (2) the sum of his annual base salary immediately prior to the date of the Qualifying Termination and his target annual bonus for the year of termination. In addition, under the terms of their equity grants under the 2012 Stock Incentive Plan, upon a Qualifying Termination, all of the outstanding stock options and time-vested shares held by Mr. Shuster or Mr. Sherwood immediately vest and become exercisable, and the performance shares held by the executive remain outstanding until the 10th anniversary of the date of grant and vest upon the achievement of the specified stock price targets. In addition, upon a Qualifying Termination, Mr. Shuster and Mr. Sherwood would be entitled to any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our plans, programs, policies or practices (collectively the “Accrued Benefits”).
For the purposes of the employment agreements with Messrs. Shuster and Sherwood, “cause” generally means the (i) executive's continued failure to perform substantially his duties, (ii) executive's willful material misconduct or willful neglect in the performance of his duties, (iii) executive's willful failure to adhere to lawful clear directions of the person to whom he reports (or, in the case of Mr. Shuster, the Board), willful failure to adhere to our material written policies or to devote substantially all of his business time and efforts to the Company, (iv) executive becoming subject to an action taken by a regulatory body or a self-regulatory organization that impairs the executive from performing his duties to the Company, (v) executive's indictment or formal admission to or plea of guilty or nolo contendere to a charge of commission of a felony or any crime involving serious moral turpitude or (vi) willful breach of any material terms of the employment agreement, subject in certain cases to notice and opportunity to cure.

For the purposes of the employment agreements with Messrs. Shuster and Sherwood, “good reason” generally means (i) a material diminution of annual base salary, (ii) a material diminution in position, authority, duties or responsibilities, (iii) any relocation of the executive's principal place of business to a location that is more than 30 miles from the executive's principal place of business prior to such relocation other than the initial relocation in connection with the establishment of our headquarters or (iv) any material breach by us of the employment agreement, subject in certain cases to notice and opportunity to cure.
Pachura Letter Agreement and Equity Grants
Under the terms of Mr. Pachura's letter agreement, if he becomes subject to a Qualifying Termination during his employment period (but not within one year following a change in control), subject to his execution of a termination release, he will be entitled to be paid a lump sum cash amount equal to the sum of (i) any earned but unpaid base salary and earned and unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred) and (ii) one times the sum of (a) his annual base salary immediately prior to the date of the Qualifying Termination and (b) his target annual bonus for the year of termination. In addition, upon a Qualifying Termination, Mr. Pachura would be entitled to any Accrued Benefits.
For the purposes of Mr. Pachura's letter agreement, “cause” generally means his (i) willful or gross neglect in the performance of his employment duties, (ii) plea of guilty or nolo contendere to, or conviction for, the commission of a felony, (iii) conduct that is injurious to the Company, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company, (iv) breach of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company, or (v) failure to follow instructions of our Board or his direct superior. As defined in Mr. Pachura's letter agreement, “good reason” generally means (i) a material reduction of his annual base salary or (ii) any relocation of his primary place of employment to a location that is more than 50 miles from the Company's headquarters.
In addition, under the terms of his stock option grants under the 2012 Stock Incentive Plan, in the event that Mr. Pachura experiences a Qualifying Termination, a prorated portion of his outstanding stock options would vest and become exercisable, and Mr. Pachura would have 90 days following such Qualifying Termination to exercise his vested stock options. For the purposes of the vesting of stock options, the definition of “cause” is substantially the same as the definition set forth in Mr. Pachura's employment letter and “good reason” generally means (i) a material reduction of his annual base salary, (ii) the assignment to Mr. Pachura of any duties materially inconsistent with his positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to such reduction or (iii) a material breach of a written employment agreement.
Termination of Employment for Cause or Resignation without Good Reason
With respect to Messrs. Shuster and Sherwood, upon a termination of employment for “cause” or the executive's resignation of employment without “good reason,” the executive is entitled to payment of accrued and unpaid base salary as of the date of termination of employment, any earned but unpaid annual bonus for a prior award period to the extent not paid (other than any portion of such annual bonus that was previously deferred which shall instead be paid in accordance with the applicable deferral arrangement ) and any Accrued Benefits. For each of our named executive officers, all unvested equity awards will be forfeited following a termination of employment for “cause” or the executive's resignation of employment without “good reason.”
Termination of Employment due to Death or Disability
Upon a termination of employment due to death or disability, our named executive officers are entitled to payment of accrued and unpaid base salary, as of the date of termination of employment, and Accrued Benefits. All unvested equity awards will be forfeited following a termination of employment due to death or disability.
Change in Control
The employment agreements with Messrs. Shuster and Sherwood each provide for enhanced severance payments upon a termination of employment by us without “cause” or by the executive with “good reason” within two years following a change in control. In the event of such a Qualifying Termination following a change in control, subject to the execution of a termination release, each of Mr. Shuster and Mr. Sherwood would be entitled to a lump sum cash amount equal to (i) any earned but unpaid base salary and earned but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which shall instead be paid in accordance with the applicable deferral arrangement) and (ii) three times the sum of (a) his annual base salary immediately prior to the date of the Qualifying Termination plus (b) his target annual bonus for the year of termination of employment.
The letter agreement with Mr. Pachura provides for enhanced severance payments upon a termination of employment by us without “cause” or by Mr. Pachura with “good reason” within one year following a change in control. In the event of such a Qualifying Termination following a change in control, subject to the execution of a termination release, Mr. Pachura would be entitled to a lump sum cash amount equal to (i) any earned but unpaid base salary and annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred) and (ii) one and one-half times the sum of (a) his annual base salary immediately prior to the date of the Qualifying Termination plus (b) his target annual bonus for the year of termination of employment.
In addition, under our 2012 Stock Incentive Plan, all outstanding stock options and time-vested shares granted to our named executive officers will immediately vest and become exercisable upon a “change in control,” and our Compensation Committee will determine whether outstanding performance shares held by our named executive officers vest based on the attainment of the stock price goals at the time of the “change in control.”
A “change in control” is generally deemed to occur upon:

•
the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Securities Exchange Act of 1934) of 35% or more (on a fully diluted basis) of either (i) the outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities, with each of the foregoing subject to certain customary exceptions;

•
the replacement of a majority of the directors that constituted our Board as of the closing of the Private Placement by directors whose appointment or election is not endorsed by at least two- thirds of the directors on the Board as of the closing of the Private Placement, subject to certain exceptions;

•	approval by our stockholders of our complete dissolution or liquidation; or

•
a merger of the Company, the sale or disposition by the Company of all or substantially all of our assets or any other business combination of the Company with any other corporation, other than any merger or business combination which would result in (i) the voting securities of the Company outstanding immediately prior to the transaction continuing to represent at least 50% of the total voting power of the Company or such surviving entity outstanding immediately after such transaction, (ii) no person (other than any employee benefit plan sponsored or maintained by the surviving company) becoming the “beneficial owner,” directly or indirectly, of 35% or more of the total voting power of the parent company (or, if there is no parent company, the surviving company) and (iii) members of the Board as of the execution of the initial agreement providing for the transaction constituting at least two-thirds of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the transaction.

The following table reflects the estimated payments to our named executive officers that may be made upon a termination of employment, a Qualifying Termination of employment (occurring within two years of a change in control for Messrs. Shuster or Sherwood or within one year of a change in control for Mr. Pachura) or a change in control without a termination of a named executive officer's employment. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment and/or the hypothetical change in control each occurred on December 31, 2013. The closing price of our common stock on December 31, 2013 on NASDAQ was $12.73 per share.

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)	Restricted Stock Unit Vesting ($)	Benefits ($)	Total ($)
Bradley M. Shuster	Voluntary Resignation (no Good Reason)	$-(1)	$-	$-	$-(2)	$-
	Qualifying Termination	1,200,000(3)	1,782,316(4)	3,608,955(5)	$-(2)	6,591,271
	Involuntary Termination for Cause	$-(1)	$-	$-	$-(2)	—
	Qualifying Termination Following Change in Control	3,600,000(6)	1,782,316(7)	3,608,955(8)	$-(2)	8,991,271
	No Termination Following Change in Control	$-	1,782,316(7)	3,608,955(8)	$-	5,391,271

John (Jay) M. Sherwood, Jr.	Voluntary Resignation (no Good Reason)	$-(1)	$-	$-	$-(2)	—
	Qualifying Termination	800,000(3)	883,899(4)	1,779,018(5)	$-(2)	3,462,917
	Involuntary Termination for Cause	$-(1)	$-	$-	$-(2)	—
	Qualifying Termination Following Change in Control	2,400,000(6)	883,899(7)	1,779,018(8)	$-(2)	5,062,917
	No Termination Following Change in Control	$-	883,899(7)	1,779,018(8)	$-	2,662,917

Stanley M. Pachura	Voluntary Resignation (no Good Reason)	$-	$-	$-	$-	—
	Qualifying Termination	612,500(9)	180,257 (10)	$-	$-(2)	792,757
	Involuntary Termination for Cause	$-	$-	$-	$-	—
	Qualifying Termination Following Change in Control	918,750(11)	353,600(7)	59,398(8)	$-(2)	1,331,748
	No Termination Following Change in Control	$-	353,600(7)	59,398(8)	$-	412,998
(1) Under the terms of Messrs. Shuster’s and Sherwood’s respective employment agreements, each would be entitled to be paid his respective annual base salary in effect at the time of termination and any earned and unpaid annual bonus for a prior award period, both to the extent not previously paid (other than any deferred portion of such earned and annual bonus).
(2) Under the terms of their respective employment arrangements, each would be entitled to be paid the amounts of any Accrued Benefits through the date of termination to the extent not previously paid or provided.
(3) As provided in Messrs. Shuster’s and Sherwood’s respective employment agreements, amount includes the sum of (i) Mr. Shuster’s or Mr. Sherwood’s annual base salary plus (ii) his 2013 target annual bonus, which was 100% of the annual base salary.
(4) With a Qualifying Termination, any outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested at the date of termination.
(5) With a Qualifying Termination, unvested time-vested shares would have become fully vested at the date of termination and unvested performance shares would have remained outstanding and subject to vesting upon the achievement of the applicable stock price goals.
(6) As provided in Messrs. Shuster’s and Sherwood’s respective employment agreements, amount includes three times the sum of (i) Mr. Shuster’s or Mr.Sherwood’s annual base salary plus (ii) his 2013 target annual bonus, which was 100% of the annual base salary.
(7) Upon a change in control, any outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested immediately.
(8) Upon a change in control, time-vested shares would have become fully vested and our Compensation Committee would thereafter determine whether outstanding performance shares would vest based on the attainment of the stock price goals at the time of the change in control.
(9) As provided in Mr. Pachura’s letter agreement, amount includes the sum of (i) Mr. Pachura’s annual base salary plus (ii) his 2013 target annual bonus, which was 75% of the annual base salary.
(10) With a Qualifying Termination, a prorated portion of Mr. Pachura's outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested at the date of termination and Mr. Pachura would have 90 days following such Qualifying Termination to exercise his vested stock options.
(11) As provided in Mr. Pachura’s letter agreement, amount includes one and one-half times the sum of (i) Mr. Pachura’s annual base salary plus (ii) his 2013 target annual bonus, which was 75% of the annual base salary.

2013 Director Compensation
The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each non-employee director’s annual compensation is in the form of RSUs. The number of RSUs awarded to each non-employee director is determined by dividing $50,000 by the per-share closing price of the Company’s common stock on the date of grant (rounded to the nearest whole share). In 2013, we paid each of our non-employee directors an annual cash retainer of $65,000 and an RSU award with a grant date fair value of $49,993, for total annual compensation of $114,993 for each such non-employee director's services as a member of the Board. No individual meeting fees are paid for either Board meetings or committee meetings, whether in person or by telephone. We pay or reimburse travel and other expenses incurred by our non-employee directors in attending Board meetings.
Compensation for non-employee directors during 2013 was as follows:

	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)	($)(3)	($)	($)	($)	($)	($)
Michael Embler(1)	$65,000	$49,993	—	—	—	—	$114,993
James G. Jones(1)	65,000	49,993	—	—	—	—	$114,993
Michael Montgomery(1)	65,000	49,993	—	—	—	—	$114,993
John Brandon Osmon(1)	65,000	49,993	—	—	—	—	$114,993
James H. Ozanne(2)	65,000	49,993	—	—	—	—	$114,993
Steven L. Scheid(2)	65,000	49,993	—	—	—	—	$114,993
(1) Michael Embler, James G. Jones, Michael Montgomery and John Brandon Osmon were elected to the Company's Board of Directors on July 17, 2012.
(2) James H. Ozanne and Steven L. Scheid have been members of the Company's Board since the Company's capitalization on April 24, 2012.
(3) The RSUs granted to each non-employee director in 2013 vest on the anniversary of the date of grant, subject to continued service on the Board. As of December 31, 2013, each of Messrs. Ozanne and Scheid held stock options with respect to 75,625 shares of our common stock and 65,827 unvested RSUs and each of Messrs. Embler, Jones, Montgomery and Osmon held stock options with respect to 37,813 shares of our common stock and 34,892 unvested RSUs.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information about the beneficial ownership of our common stock as of March 24, 2014 for:

•	each person known to us to be the beneficial owner of more than five percent of our Class A common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 58,067,326 shares of our Class A common stock outstanding as of March 24, 2014. There are currently no shares of our Class B common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and such person’s percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person those shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 24, 2014 or RSUs held by that person that are currently vested or will vest within 60 days of March 24, 2014. We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
	Number	%
Named Executive Officers and Directors:
Bradley M. Shuster(1)	1,112,422	1.9%
Jay M. Sherwood(2)	682,450	1.2%
Stanley M. Pachura(3)	72,528	*
John Brandon Osmon (4)	5,500,452	8.7%
James H. Ozanne(5)	82,703	*
Steven L. Scheid(6)	82,703	*
Michael Embler (7)	3,952	*
James G. Jones(8)	3,952	*
Michael Montgomery(9)	3,952	*
All executive officers and directors as a group (12 persons)	7,667,391	11.7%
________________

*	Represents less than 1% beneficial ownership.

(1)
Represents 250,000 shares held in the Shuster Family Trust of which Mr. Shuster and his wife are co-trustees and beneficiaries, 81,769 vested performance shares, 7,458 vested RSUs, 302,500 vested stock options, 123,750 RSUs expected to vest within 60 days of March 24, 2014 and 346,945 stock options expected to vest within 60 days of March 24, 2014.

(2)
Represents 250,000 shares held in the Sherwood Revocable Trust of which Mr. Sherwood and his wife are co-trustees and beneficiaries, 45,225 vested performance shares, 3,097 vested RSUs, 151,250 vested stock options, 61,875 RSUs expected to vest within 60 days of March 24, 2014 and 171,003 stock options expected to vest within 60 days of March 24, 2014.

(3)	Represents 3,111 vested performance shares and 69,417 vested stock options.

(4)
Represents 3,952 RSUs held by John Brandon Osmon that are expected to vest within 60 days of March 24, 2014 and (i) 5,324,300 shares held by Hayman Capital Master Fund, LP (“Master Fund”) and (ii) 172,200 shares held by LAMP Hayman Capital Fund (“LAMP HCM”).  Hayman Capital Management acts as an investment adviser to, and manages investment and trading accounts of, other persons, including Hayman Capital Master Fund, L.P. (“HCMF”).  Hayman Capital Management may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons, including HCMF.  Hayman Investments is the general partner of Hayman Capital Management and, in such capacity, may be deemed to control Hayman Capital Management and beneficially own securities beneficially owned by Hayman Capital Management.  Mr. Bass is the managing member of Hayman Investments and, in such capacity, may be deemed to control Hayman Investments and beneficially own securities beneficially owned by Hayman Investments.  Mr. Osmon is a managing director of Hayman Capital Management and is a director of the Company.  Securities of the Company held by Mr. Osmon may be deemed to be beneficially owned by HCMF.  All other securities of the Company reported herein are held for the account of HCMF.

(5)
Represents 10,000 shares held in the Susan A. Ozanne Trust of which Mr. Ozanne and his wife are co-trustees and beneficiaries, 34,890 RSUs expected to vest within 60 days of March 24, 2014 and 37,813 stock options expected to vest within 60 days of March 24, 2014.

(6)
Represents 10,000 shares held in the Scheid Family Trust of which Mr. Scheid and his wife are co-trustees and beneficiaries, 34,890 RSUs expected to vest within 60 days of March 24, 2014 and 37,813 stock options expected to vest within 60 days of March 24, 2014.

(7)	Represents 3,952 RSUs expected to vest within 60 days of March 24, 2014.

(8)	Represents 3,952 RSUs expected to vest within 60 days of March 24, 2014.

(9)	Represents 3,952 RSUs expected to vest within 60 days of March 24, 2014.

Greater than 5% Stockholders, as of March 24, 2014:	Number	%
Claren Road Asset Management, LLC 900 Third Avenue, 29th Floor New York, NY 10022	7,000,000	12.05
Hayman Capital Management, L.P. 2101 Cedar Springs Road, Suite 1400 Dallas, TX 75201	5,496,500	9.47
Perry Corp. 767 Fifth Avenue, 19th Floor New York, NY 10153	4,612,000	7.94
Amici Capital, LLC 666 5th Avenue, Suite 3403 New York, NY 10103	4,391,000	7.56
________________
Compliance with Section 16(a) Beneficial Ownership Reporting
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2013.

ITEM 2 - APPROVAL OF THE 2014 OMNIBUS INCENTIVE PLAN
The Board has approved our 2014 Omnibus Incentive Plan (the “Plan”) and is submitting a proposal for approval of the Plan by shareholders.
Rationale for Adopting the Plan
The granting of equity awards is an important aspect of the Company’s compensation program and, in connection with its recent initial public offering, the Company has determined that adopting a new omnibus plan is an essential tool for advancing its compensation philosophy.
The Board believes that our executive compensation program, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our superior long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing competitive and regulatory environment while being mindful of the impact to shareholders.
If the Plan is approved by stockholders, it will permit, but not require, awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders (in the case of awards other than stock options and stock appreciation rights) and approved by a majority stockholder vote. The Compensation Committee reserves the right to grant awards that do not qualify for exemption from Section 162(m) of the Code. In addition, in some cases, the exemption may cease to be available for some or all awards that otherwise were designed to qualify for exemption from Section 162(m) of the Code. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.
We are asking stockholders to approve the material terms of the performance goals under the Plan so that the company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax-deductible. For purposes of Section 162(m) of the Code, the material terms requiring shareholder approval include the following in their entirety:

•	the employees eligible to receive awards under the Plan;

•	the business criteria used as the basis for the performance goals; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period.
By approving the Plan, the stockholders will be approving, among other things, the eligibility requirements, performance goals and limits on various stock awards contained therein for purposes of Section 162(m) of the Code. By approving the Plan, the stockholders will also satisfy the NASDAQ requirements for stockholder approval of equity compensation plans.
Rationale for Plan Share Limit
The number of shares of Company common stock to be available under the Plan will be 4,000,000 shares. In determining the number of shares to be available under the Plan, the Compensation Committee considered data prepared by its independent compensation consultant. The data included historical analysis of the equity awarded annually by the Company’s peers as a percentage of common shares outstanding (a measure commonly known as "run-rate" or "annual dilution") and analysis of the peer companies' total outstanding equity awards plus remaining authorized shares as a percentage of common shares outstanding ("overhang"), both important measures for the Company because, as a newly-public company, there is limited relevant historical grant practices for the Compensation Committee to consider. In addition, the data included analysis of how proxy advisors may view the economic impact of the proposed shares available in making their voting recommendation.
The Plan, if approved, will allow awards to be granted beginning May 8, 2014 (the “Effective Date”) through May 8, 2024. A summary of the Plan appears below.
This summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix A to this proxy statement.

Shares Available for Plan
The Plan makes 4,000,000 shares of our common stock available for grant. Such shares may be either authorized but unissued shares or treasury shares. The closing price of our common stock on the NASDAQ on March 24, 2014 was $11.85.
Any shares in respect of which awards have lapsed or expired or have been forfeited, canceled, settled in cash, or otherwise have been returned to us shall again be available for awards under the Plan. Awards payable solely in cash will not reduce the number of shares of common stock available for awards under the Plan.
Individual and Specific Limits
The Plan provides for the following individual or specific limits:

•	no individual may receive stock options or stock appreciation rights with respect to more than 1,000,000 shares in any calendar year;

•	the maximum number of shares granted under the Plan pursuant to stock options designated as incentive stock options is 4,000,000 shares;

•
no individual may be granted awards (other than stock options or stock appreciation rights) that are intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code with respect to more than 1,000,000 shares in any calendar year; and

•
no individual may be granted cash-based awards and performance units intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code that have an aggregate maximum payment value in any calendar year in excess of $5,000,000.

Plan Administration
The Plan is administered by the Compensation Committee. The Compensation Committee is comprised solely of independent directors.
Eligibility
Awards under the Plan may be granted to directors, officers, employees or consultants of the Company or any of its subsidiaries or affiliates, or any prospective employee or consultant who has accepted an offer of employment or consultancy from the Company or its subsidiaries or affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its subsidiaries or affiliates, determined at the discretion of the Compensation Committee.
Stock Options
Subject to the terms and provisions of the Plan, options to purchase shares of Common Stock may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. The Compensation Committee determines the exercise price and other terms for each option granted, except that the per share exercise price of an option may not be less than the fair market value of a share on the date of grant and the term may be no longer than 10 years from the date of grant. The Plan prohibits “repricing” of stock options without stockholder approval.
Stock Appreciation Rights ("SARs")
The Compensation Committee in its discretion may grant SARs under the Plan. SARs may be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in conjunction with a stock option. A SAR entitles the holder to receive upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of Common Stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR may not be less than the fair market value of a share of Common Stock on the date of grant.
A tandem SAR may be granted only at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.
The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Common Stock, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. The Plan prohibits “repricing” of free-standing SARs without stockholder approval.
Restricted Stock and Restricted Stock Unit Awards
The Plan provides for the award of shares of Common Stock that are subject to forfeiture and restrictions on transferability as may be determined by the Compensation Committee. Except for these restrictions, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Compensation Committee, cash dividends on the shares that are the subject of the restricted stock award shall be payable in cash and shall, as determined by the Compensation Committee either be (i) held subject to vesting of the underlying restricted stock or held subject to meeting performance goals applicable only to dividends or (ii) distributed in full or in part without regard of the vested status of the underlying restricted stock, and dividends payable in Common Stock shall be payable in the form of restricted stock of the same class as the Common Stock with which such dividend was paid and shall, as determined by the Compensation Committee either be (x) held subject to the vesting of the underlying restricted stock or held subject to meeting performance goals applicable only to dividends or (y) distributed in full or in part without regard to the vested status of the underlying restricted stock. Restricted stock granted under the Plan may or may not be subject to performance conditions.
The Plan authorizes the Compensation Committee to grant restricted stock units and deferred share rights (together, “restricted stock units”). Restricted stock units are not shares of Common Stock and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividend equivalents. Unless otherwise determined by the Compensation Committee, an award of restricted stock units shall be adjusted to reflect the deemed reinvestment in additional restricted stock units of the dividends that would be paid and distributions that would be made with respect to the award of restricted stock units if it consisted of actual shares. Restricted stock units granted under the Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares of Common Stock (or a combination of cash and shares of Common Stock), in an amount based on the fair market value of the Common Stock on the settlement date.
Performance Units
The Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals and may be paid in cash, shares of Common Stock, other property or a combination thereof. In connection with the grant of performance units, the Compensation Committee may designate them as awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code.
Other Stock-Based Awards
The Plan also permits the Compensation Committee to make other types of awards that are valued by reference to Common Stock (“Other Awards”).
Cash-Based Awards
Cash-based awards (awards denominated in dollar amounts) may be granted under the Plan. Cash-Based Awards may be paid in cash. In connection with the grant of cash-based awards, the Compensation Committee may designate them as awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code.
Performance Goals
The Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the plan. In the case of an award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: new insurance written volume, insurance in force levels, policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to shareholders, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), and such awards shall be set by the Compensation Committee within the time period prescribed by Section 162(m) of the Code. The Board believes that it is appropriate to provide a broad range of potential performance goals so that the Company can be responsive to changing business needs and objectives.
Transferability
Except as otherwise determined by the Compensation Committee, the recipient of an unvested award generally may not sell, transfer, pledge, exchange or otherwise encumber the award prior to vesting. In addition, except as otherwise determined by the Compensation Committee, stock options and SARs are nontransferable except by will or by the laws of descent or distribution or, in the case of non-qualified stock options and SARs that are not granted in “tandem” with a stock option, pursuant to a qualified domestic relations order.
Treatment of Awards upon Termination of Employment and Change in Control
Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, stock options and SARs shall generally be treated as follows:

•
If termination of employment is by reason of death or disability, any stock option or SAR held by the participant shall immediately vest in full and may be exercised until the earlier of the third anniversary of the termination of employment and the expiration of the term of such stock option or SAR.

•	If termination of employment is for cause, all of the participant's stock options and SARs (whether vested or unvested) will immediately terminate.

•
If termination of employment is for any other reason, any stock option or SAR held by the participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of 90 days following the date of termination and the expiration of the term of such stock option or SAR.

Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, restricted stock and restricted stock units shall generally be treated as follows:

•
If termination of employment is by reason of death or disability, the restrictions, including any performance goals, applicable to any restricted stock or restricted stock unit shall lapse (with performance goals deemed earned in full based on the applicable target level), and such restricted stock or restricted stock unit shall become free of all restrictions and be fully vested and transferable or settled (as applicable).

•
If termination of employment is for any other reason, all shares of Common Stock still subject to restriction under the restricted stock or restricted stock unit award shall be forfeited; provided, that, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than in the case of restricted stock which is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, satisfaction of applicable performance goals) with respect to any or all of such participant's restricted stock or restricted stock units.

Unless provided otherwise in the applicable award agreement, the following terms will apply in the event of a “change in control” of the Company (as defined in the Plan):

•
If equivalent replacement awards are not substituted for awards granted and outstanding under the Plan at the time of such change in control, upon the occurrence of a change in control, unless otherwise provided in the applicable award agreement, (i) all then-outstanding awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to have been earned in full, and (ii) any performance-based award will be deemed to have been earned in full based on performance goal achievement at the greater of the applicable target level and the actual level of achievement as determined by the Compensation Committee through the latest practicable date that such performance can be measured, but not later than the date of the change in control.

•
If equivalent replacement awards are substituted for awards granted and outstanding under the Plan at the time of such change in control, such replacement awards will vest and be deemed earned in full upon a termination of employment by the Company other than for cause within twenty-four months after such change in control (i.e., the awards “double-trigger” vest). Unless otherwise agreed in connection with the change in control, applicable performance goals will be deemed met at the greater of the applicable target level and the level of achievement as determined by the Compensation Committee through the latest practicable date preceding termination of employment as to which performance can be determined (but not later than the applicable performance period).

•
Upon the termination of a participant’s employment by the Company during the twenty-four-month period following a change in control for any reason other than for cause, any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the expiration of the term of the stock option or SAR.

An award qualifies as a “replacement award” under the Plan if the following conditions are met: (i) it is of the same type as the award being replaced (the “replaced award”); (ii) it has a value equal to the value of the replaced award as of the date of the change in control, as determined by the Compensation Committee in its sole discretion; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.
Amendment
The Plan may be amended or discontinued at any time by the Board or the Compensation Committee, but not in a way that would materially impair the rights of a participant under any award previously granted, without the participant’s consent (subject to specified exceptions). In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of NASDAQ.
Federal Income Tax Treatment
The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards.
Incentive Stock Options.  An employee who is granted an incentive stock option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an incentive stock option is a tax preference item and may be subject to the alternative minimum tax.
In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and after one year after the date of exercise (the “Holding Period”) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 20 percent. We would not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale (to the extent such gain does not exceed the excess of the fair market value of the shares on the exercise date over the option price) will be ordinary income for the taxable year in which the sale occurs. Any additional gain will be capital gain. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.
Nonqualified Stock Options.  An employee who is granted a stock option under the Plan that is not an incentive stock option will not be subject to federal tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory incentive stock option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.
Stock Appreciation Rights.  Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.
Restricted Stock and Other Stock Awards.  Stock awards made without restrictions are treated as compensation to the recipient in the amount of the fair market value of the shares and are deductible by us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the recipient makes an election under Section 83(b) of the Code to have the award taxed at the time of the grant. Assuming no such election is made, upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.
Restricted Stock Unit Awards.  Restricted stock unit awards will not result in taxable income to the recipient or a tax deduction for us at the time of grant. At the time the restriction lapses and shares are issued to the recipient, such shares will be treated as compensation to the recipient in the amount of the fair market value of the shares at such time and will be deductible by us.
Plan Benefits
It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.
Awards under the existing NMI Holdings, Inc. 2012 Stock Incentive Plan in 2013 to the Chief Executive Officer and each of the named executive officers are shown in the “Summary Compensation Table,” above.
Stockholder Vote Required
The approval of the 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
Board Recommendation
The Board unanimously recommends that you vote for approval of the 2014 Omnibus Incentive Plan.

Existing Equity Compensation Plan Information
The following table sets forth information as of December 31, 2013 with respect to compensation plans under which shares of the Company’s common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	4,304,941	$ 10.31	1,057,679
Equity compensation plans not approved by security holders	—	—	—
Total	4,304,941	$10.31	1,057,679
(1) Includes 3,062,579 shares to be issued upon exercise of outstanding stock options under the NMI Holdings, Inc. 2012 Stock Incentive Plan and 1,242,362 shares of unvested RSUs granted under the NMI Holdings, Inc. 2012 Stock Incentive Plan.
(2) Weighted-average exercise price is based solely on outstanding options.
(3) The amount shown represents the remaining shares reserved for issuance under the NMI Holdings, Inc. 2012 Stock Incentive Plan as of December 31, 2013.

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the accounting firm of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2014. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
For the years ended December 31, 2013 and December 31, 2012, BDO billed us fees for services of the following types:

	2013	2012
Audit Fees	$658,695	$241,741
Audit-Related Fees	9,000	15,000
Tax Fees	7,315	3,000
All Other Fees	33,629	8,736
Total Fees	$708,639	$268,477

Audit Fees include BDO’s review of our quarterly GAAP financial statements and audit of our year-end financial statements on a GAAP and statutory basis and comfort letters and consents in connection with our IPO and shelf registration statements. Audit-Related Fees include fees related to consultation concerning financial accounting and reporting standards and specific procedures (including review and preparation of workpapers) requested by State Departments of Insurance. Tax Fees include tax compliance filings, advice and planning services. All Other Fees are expenses incurred by BDO in connection with providing Audit, Audit-Related, Tax and Other Services to NMI and are billed to NMI as provided under the terms of the engagement with BDO.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services that will cost in excess of $25,000 to be performed by the independent auditor. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the chair of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2013.
Stockholder Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

APPENDIX A
NMI HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN
SECTION 1.Purpose; Definitions
The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a compensation plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.
For purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
(b)“Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the terms of this Plan.
(d)“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
(e)“Beneficial Ownership” shall have the meaning given in Rule 13d3 promulgated under the Exchange Act.
(f)“Board” means the Board of Directors of the Company.
(g)“Business Combination” has the meaning set forth in Section 11(e)(iii).
(h)“Cash-Based Award” means an Award denominated in a dollar amount.
(i)“Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
(j)“Change in Control” has the meaning set forth in Section 11(e).
(k)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(l)“Commission” means the Securities and Exchange Commission or any successor agency.
(m)“Committee” means the Committee referred to in Section 2.
(n)“Common Stock” means common stock, no par value per share, of the Company.
(o)“Company” means NMI Holdings, Inc., a Delaware corporation, or its successor.
(p)“Corporate Transaction” has the meaning set forth in Section 3(d).

(q) “Disability” means, unless otherwise provided in an Award Agreement, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing Individual Agreement, or, in the absence of such an Individual Agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.
(r)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(s)“Effective Date” has the meaning set forth in Section 13(a).
(t)“Eligible Individuals” means any director, officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates, or any prospective employee and consultant who has accepted an offer of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(v)“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.
(w)“Free-Standing SAR” has the meaning set forth in Section 5(b).
(x)“Full-Value Award” means any Award other than a Cash-Based Award, Stock Option or Stock Appreciation Right.
(y)“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
(z)“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(aa)“Incumbent Board” has the meaning set forth in Section 11(e)(ii).
(ab)“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.
(ac)“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(ad)“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.
(ae)“Outstanding Common Stock” has the meaning set forth in Section 11(e)(i).

(af)“Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).
(ag)“Participant” means an Eligible Individual to whom an Award is or has been granted.
(ah)“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: new insurance written (“NIW”) volume, insurance in force levels (“IIF”), policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss (“NOL”) carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium (“BPS”) of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to shareholders, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.
(ai)“Performance Period” means that period established by the Committee at the time any Performance Unit or Cash-Based Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(aj)“Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(ak)“Person” has the meaning set forth in Section 11(e)(i).
(al)“Plan” means the NMI Holdings, Inc. 2014 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.
(am)“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.
(an)“Replaced Award” has the meaning set forth in Section 11(b).
(ao)“Replacement Award” has the meaning set forth in Section 11(b).
(ap)“Restricted Stock” means an Award granted under Section 6.
(aq) “Restricted Stock Unit” has the meaning set forth in Section 7(a).
(ar)“Restriction Period” has the meaning set forth in Section 6(c)(ii).
(as)“Section 16(b)” has the meaning set forth in Section 12(d).
(at) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
(au)“Share” means a share of Common Stock.
(av)“Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).
(aw)“Stock Option” means an Award granted under Section 5(a).
(ax)“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(ay)“Tandem SAR” has the meaning set forth in Section 5(b).
(az)“Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
(ba)“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
SECTION 2.Administration
(a)Committee. The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.
Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:
(i)To select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash-Based Awards or any combination thereof are to be granted hereunder;
(iii)To determine the number of Shares to be covered by each Award granted hereunder;
(iv)To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;
(v)To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 13(d)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;
(vi)To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;
(vii)To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(viii)To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix)To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(x)To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable, but in no event shall such blackout period conflict with or be more permissive than the blackout period determined under the Company's Insider Trading Policy as may be in effect from time to time;
(xi)To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);
(xii)To decide all other matters that must be determined in connection with an Award; and
(xiii)To otherwise administer this Plan.
(b)Procedures.
(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(ii)Subject to Section 12(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.
(d)Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.
(e)Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award; provided, however, that the terms of a Cash-Based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13(d) hereof.
SECTION 3.Common Stock Subject to Plan
(a)Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 4,000,000 Shares. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 4,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares.
(b)Individual Limits. No Participant may be granted Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 1,000,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 Shares during any calendar year.
(c)Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the exercise price and/or tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).
(d)Adjustment Provisions.
(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering,

liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.
(ii)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.
(iii)In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.
(iv)Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
(v)Any adjustment under this Section 3(d) need not be the same for all Participants.
SECTION 4.Eligibility
Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
SECTION 5.Stock Options and Stock Appreciation Rights
(a)Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
(e)Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.
(f)Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.
(g)Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Free-Standing SAR to be purchased.
In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:
(i)In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.
(ii)To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
(iii)By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

(h)Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.
(i)Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(j)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Stock Options and Stock Appreciation Rights shall be treated as set forth below:
(i)Termination by Reason of Death. If a Participant incurs a Termination of Employment by reason of death, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.
(ii)Termination by Reason of Disability. If a Participant incurs a Termination of Employment by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.
(iii)Termination by the Company for Cause. If a Participant incurs a Termination of Employment for Cause, any Stock Options and Stock Appreciation Rights held by such Participant, whether vested or unvested, shall thereupon terminate.
(iv)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death, Disability, or for Cause, and except as otherwise set forth in this Section 5(j), any Stock Option or Stock Appreciation Right held by such Participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of (A) 90 days following the date of such Termination of Employment and (B) the balance of the stated full Term thereof.
(v)Notwithstanding the foregoing provisions of Section 5(j), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

(k)Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.
(l)Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).
SECTION 6.Restricted Stock
(a)Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).
(b)Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NMI Holdings, Inc. 2014 Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of NMI Holdings, Inc.
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(c)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.
(ii)Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall, as determined by the Committee, either be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.
(e)Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
(f)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Restricted Stock shall be treated as set forth below:
(i)Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
(ii)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the requisite service period or applicable Performance Goals are satisfied, all Shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s shares of Restricted Stock.
SECTION 7.Restricted Stock Units
(a)Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(ii)Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e) below).

(c)Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.
(d)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Employment, his or her Restricted Stock Units shall be treated as set forth below:
(i)Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock Units shall lapse (with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock Units shall become fully vested and settled to the full extent of the original grant.
(ii)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the applicable Performance Goals are satisfied, all unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of a Restricted Stock Unit Award which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s Restricted Stock Units.
SECTION 8.Performance Units.
Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards, and such Performance Units shall be subject to the provisions of Section 12. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.
SECTION 9.Other Stock-Based Awards
Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.
SECTION 10.Cash-Based Awards
Cash-Based Awards may be granted under this Plan. The Committee may, in connection with the grant of Cash-Based Awards, designate them as Qualified Performance-Based Awards, and such Cash-Based Awards shall be subject to the provisions of Section 12.
SECTION 11.Change-in-Control Provisions
(a)General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b)Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).
(c)Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Employment of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Stock Option or Stock Appreciation Right.
(e)Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(e); or

(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or
(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
SECTION 12.Qualified Performance-Based Awards; Section 16(b); Section 409A
(a)The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.
(b)Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. The maximum aggregate value of the property, including cash, that may be paid or distributed in any calendar year to any Eligible Individual pursuant to a grant of Performance Units and Cash-Based Awards that are Qualified Performance-Based Awards shall not exceed $5,000,000.

(c)The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.
(d)The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
(e)The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.
SECTION 13.Term, Amendment and Termination
(a)Effectiveness. The Plan was approved by the Board on March 21, 2014, subject to and contingent upon approval by the Company’s shareholders. The Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).
(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.
(c)Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.
SECTION 14.Unfunded Status of Plan
It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 15.General Provisions
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e). In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards.
(f)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.
(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

FORM OF PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69521-P48334 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.

The Board of Directors recommends you vote FOR the Election of Directors and FOR Proposals 2 and 3:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Bradley M. Shuster
02) Michael Embler
03) James G. Jones
04) Michael Montgomery
05) John Brandon Osmon
06) James H. Ozanne
07) Steven L. Scheid

	For	Against	Abstain
2. Approve the NMI Holdings, Inc.'s 2014 Omnibus Incentive Plan.	☐	☐	☐
3. Ratify the appointment of BDO USA, LLP as NMI Holdings, Inc.'s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

4. Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

i

To the Stockholders of NMI Holdings, Inc.:

The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2013 annual report and vote at www.proxyvote.com.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

Sincerely,

Bradley M. Shuster

Chairman, President and CEO

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M69522-P48334

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.

The undersigned hereby appoints Bradley M. Shuster and John M. Sherwood, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 8, 2014 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR (1) THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR PROPOSALS 2 AND 3; AND (3) IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

ii